As filed with the Securities and Exchange Commission on June 20, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CELLECT BIOTECHNOLOGY LTD.

(Exact name of registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

23 Hata’as Street, Kfar Saba, Israel 44425

(Address of Principal Executive Offices)

Cellect Biotechnology Ltd. 2014 Global Incentive Option Scheme

(Full title of the plan)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19715

(302) 738-6680

(Name, Address and Telephone Number of Agent For Service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Ronen Kantor, Esq. Giora Gutman, Esq. Doron Tikotzky Kantor Gutman Amit Gross B.S.R. 4 Tower, 33 Floor 7 Metsada Street, Bnei Brak 5126112 Israel Tel: (+972) (3) 613-3371	Gary Emmanuel, Esq. Mark Selinger, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, NY 10173 Tel: (212) 547-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares (2)	9,311,886	$0.0388	$361,301	$43.79	(3)
Ordinary Shares (2)	10,688,114	$0.0290	$309,955	$37.57	(4)
Total	20,000,000		$671,256	$81.36

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)	American Depository Shares (“ADSs”), evidenced by American Depository Receipts (“ADRs”), issuable upon deposit of Ordinary Shares, no par value, of Cellect Biotechnology Ltd. (the “Company”), are registered on a separate registration statement on Form F-6 (File No. 333-212698). Each ADS represents twenty (20) Ordinary Shares.

(3)	Computed in accordance with Rule 457(h) promulgated under the Securities Act based on the exercise price of the options underlying the Ordinary Shares.

(4)	The fee is based on the number of Ordinary Shares which may be issued under the plan this Registration Statement relates to and is estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low sales price of an American Depository Share as reported on the Nasdaq Capital Market on June 14, 2019.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 (this “Registration Statement”) is to register 20,000,000 additional Ordinary Shares to be reserved for issuance under the Registrant’s 2014 Global Incentive Option Scheme (the “Plan”). The Ordinary Shares registered hereunder are in addition to the 4,392,029 Ordinary Shares previously registered on the Company’s Form S-8 filed on May 17, 2018 (Commission File No. 333-225003), the 4,207,971 Ordinary Shares previously registered on the Company’s Form S-8 filed on August 17, 2017 (Commission File No. 333-220015) and the 8,163,000 Ordinary Shares previously registered on the Company’s Form S-8 filed on November 28, 2016 (Commission File No. 333-214817) (the “Prior Registration Statements”).

This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E to Form S-8, the Company hereby incorporates herein by reference the contents of the Prior Registration Statements, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following additional documents, which have been filed by the Registrant with the Commission are incorporated by reference in and made a part of this Registration Statement, as of their respective dates:

(a)	The Registrant’s Annual Report on Form 20-F for the year ended December 31, 2018 filed with the Commission on March 18, 2019;

(b)	The Registrant’s reports of foreign private issuer on Form 6-K furnished with the Commission on January 23, 2019, January 24, 2019, January 28, 2019, February 5, 2019, February 8, 2019, February 13, 2019, March 11, 2019, March 22, 2019, March 27, 2019, May 16, 2019, May 21, 2019 and June 6, 2019 (in each case, to the extent expressly incorporated by reference into the Company’s Registration Statements on Form S-8 (File No. 333-214817, File No. 333-220015 and 333-225003));

(c)	The description of the Registrant’s American Depositary Shares contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-37846) filed with the Commission on July 27, 2016.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and all reports on Form 6-K subsequently filed by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post- effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Reference is made to the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kfar Saba, State of Israel, on the 20th day of June 2019.

CELLECT BIOTECHNOLOGY LTD.

By:	/s/ Shai Yarkoni
Name: Dr. Shai Yarkoni
Title: Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Cellect Biotechnology Ltd., hereby severally constitute and appoint Dr. Shai Yarkoni and Eyal Leibovitz, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this Registration Statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Shai Yarkoni	Chief Executive Officer and Director
Dr. Shai Yarkoni	(principal executive officer)	June 20, 2019

/s/ Eyal Leibovitz	Chief Financial Officer
Eyal Leibovitz	(principal financial officer and principal accounting officer)	June 20, 2019

/s/ Kasbian Nuriel Chirich	Chairman of the Board
Kasbian Nuriel Chirich		June 20, 2019

/s/ Abraham Nahmias	Director
Abraham Nahmias		June 20, 2019

/s/ Michael Berelowitz	Director
Michael Berelowitz		June 20, 2019

/s/ Ruhama Avraham	Director
Ruhama Avraham		June 20, 2019

/s/ David Braun	Director
David Braun		June 20, 2019

/s/ Jonathan Burgin	Director
Jonathan Burgin		June 20, 2019

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Cellect Biotechnology Ltd. has signed this Registration Statement on this June 20, 2019.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Donald J. Puglisi
Authorized Representative

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Association of Cellect Biotechnology Ltd. (unofficial English translation from Hebrew original) (1)

4.2	Certificate of Name Change of Cellect Biotechnology Ltd. (unofficial English translation from Hebrew original) (2)

4.3	Form of Deposit Agreement among the Registrant, the Bank of New York Mellon, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued hereunder (3)

5.1	Opinion of Doron Tikotzky Kantor Gutman Amit Gross, Israeli counsel to Cellect Biotechnology Ltd. (including consent)

23.1	Consent of Kost Forer Gabbay & Kasierer, Certified Public Accountant (Isr.), a member of Ernst & Young Israel

23.2	Consent of Doron Tikotzky Kantor Gutman Amit Gross (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on signature page)

99.1	Cellect Biotechnology Ltd. 2014 Global Incentive Option Scheme (4)

(1)	Previously filed as Exhibit 3.1 to the Registrant’s registration statement on Form F-1 filed on July 7, 2016, and incorporated herein by reference.

(2)	Previously filed as Exhibit 3.2 to the Registrant’s registration statement on Form F-1 filed on July 25, 2016, and incorporated herein by reference.

(3)	Previously filed as Exhibit 4.1 to the Registrant’s registration statement on Form F-1 filed on July 26, 2016, and incorporated herein by reference.

(4)	Previously filed as Exhibit 10.6 to the Registrant’s registration statement on Form F-1 filed on July 7, 2016, and incorporated herein by reference.